NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             OF DERMARX CORPORATION


     Notice is hereby given that the annual meeting of the shareholders of DermaRx Corporation, a Delaware corporation, will be held on November 18, 1996 at 3:00 p.m. in the Norwest Building Conference Room, 400 South Colorado Blvd., 2nd Floor, Denver, Colorado 80222 for the purpose of considering and acting on each of the following separate proposals:

     (1) Election of members of the Board of Directors. The number of directors to be elected is 6. It is the intention of the Board of Directors of the Corporation, as of the date of this notice, to present at the meeting the following persons as nominees for the Board of Directors: Maryanne Carroll, Pedro Valdez, Tom Dean, Peter Martin, Gerit Mulder and Judy Papen.

     (2) To approve a proposal to increase the authorized number of common shares of the Corporation from 8,000,000 to 12,000,000.

     (3) To approve the appointment of Paul Roberts, C.P.A. as auditor for the Corporation.

     The Board of Directors has fixed November 18, 1996 as the record date for this meeting of shareholders, and persons who are shareholders according to the records of the Corporation at the close of business on said date may participate in and vote at the meeting or authorize another person to do so by proxy.

                               Proxy Solicitation

     If you do not intend to attend the meeting in person, you are requested to complete and return the enclosed proxy in the envelope provided. If you complete and return the proxy and later attend the meeting in person, your attendance and vote at the meeting automatically revokes the proxy.

Dated:  ______________, 1996.


         DERMARX CORPORATION


     By:____________________________

                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAME THE COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                               DERMARX CORPORATION
                              400 S. Colorado Blvd.
                             Denver, Colorado 80222

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 18, 1996

     This Proxy Statement, which was first mailed to shareholders on October 28, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of DermaRx Corporation (the "Company"), to be voted at the annual meeting of the shareholders of the Company, which will be held at 3:00 p.m. November 18, 1996, at the Norwest Conference Room, 400 S. Colorado Blvd., Denver, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by delivering a signed statement to the Secretary of the company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

         Shareholders of record at the close of business on October 18, 1996 will be entitled to vote at the meeting on the basis of one vote for each share held. On August 31, 1996, there were 7,225,969 shares of common stock outstanding held of record by 228 shareholders.

1.       ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     Six (6) directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time of election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

Maryanne Carroll. Ms. Carroll was elected to the Board of Directors and worked as a Consultant in May 1994. In October 1994, Ms. Carroll was appointed Chief Executive Officer. From its inception in 1987 through its sale in 1994, Ms. Carroll was President and a director of Prism Imaging Incorporated, a privately-held company located in Colorado which manufactures medical equipment.

Thomas Dean. Mr. Dean was elected to the Board of Directors in 1995 to fill a vacancy. Mr. Dean is President and founder of Innovative Research Associates, Inc., a financial consulting firm formed in 1992, and has 26 years experience as a retail/institutional broker with investment banking firms, including Kidder Peabody (1967-76); L.F. Rothschild (1976-82); Advest Co. (1982-86); Ladenberg, Thalmann & Co. (1986-90) and Cowen & Co. (1990).

Pedro H. Valdez. Mr. Valdez was elected to be a Director in July 1994 to fill a vacancy on the Board of Directors. Mr. Valdez has been President of Protecom Inc., a pharmaceutical distribution company which distributes products in Latin America, since 1984. From 1985 to date Mr. Valdez has also taught Spanish in Teaneck High School.

Peter Martin. On April 4, 1996 Peter Martin was appointed to serve as a director of the Company until the next annual meeting of shareholders of the Company. Mr. Martin is an independent investment banker and has been since 1990. Prior to 1990, Mr. Martin worked as a Vice President for National Westminster Bank USA. Mr. Martin received a J.D. from Fordham Law School in 1980, an M.B.A. in finance from Columbia Business School in 1973 and his B.A. in English from Fordham College in 1971.

Dr. Gerit Mulder. On November 1, 1995, Dr. Mulder entered into a two year employment contract. His title is Vice President Medical Affairs and Business Development. His primary responsibility will be clinical evaluations for product effectiveness, marketing partners negotiation and design and implementation of the medical consulting services. Dr. Mulder was the founder of the Wound Care Healing Institute in 1982 and was President and Director until its sale in 1994. He is internationally recognized as one of the leaders in wound care research and education. He has had appointments at numerous universities and hospitals and serves on the editorial board of the journal WOUNDS. Additionally, he has evaluated over 150 wound care products, many in clinical trials, has approximately 200 presentations and publications, and directs the industry's largest educational program on wound healing for clinicians and researchers.

Judy Papen. Ms. Papen is both a Registered Nurse and a Board Certified Enterostomal Therapy Nurse with approximately 15 years experience in ostomy and skin related problems. She currently works as a consultant to health care professionals in the care and management of wounds, is a Clinical Practitioner with E.R. Nursing Enterprises, Inc. of Mission Viejo, California specializing in the treatment of ostomy and skin related problems and is an associate member of the faculty of the University of Southern California School of Nursing. Additionally, Judy is recognized and respected for her involvement in the wound care industry as a member of most professional organizations, as a frequent symposium lecturer, as the publisher of numerous articles, and as a clinical research investigator.

INFORMATION REGARDING THE BOARD AND IT'S COMMITTEES

     The Company's Board of Directors recently formulated a compensation committee composed of Mssrs. Dean and Martin. This committee has met once. There are no other committees.

     The board members receive no cash compensation for serving on the board. During 1996, until a new board is elected, the Directors each receive an option to purchase 25,000 shares of the Company's stock at an exercise price of $.625 per share. Commencing with the election of the new board each current director will receive options to purchase 10,000 shares and each new director options for 25,000 shares of the Company's stock at an exercise price of $.50 per share.


INFORMATION   REGARDING  BENEFICIAL   OWNERSHIP  OF  PRINCIPAL   SHAREHOLDERS  ,
DIRECTORS, AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's common shares by the nominees for directors, the Company's Chief Executive Officer and the four other highest paid executive officers, and the directors and executive officers as a group.



  Name and Address
of Beneficial Owner                  Beneficial Ownership        Percentage of Class
-------------------                  --------------------        -------------------

Richard Melnick
764 Cottage Lane                            761,422(1)                    9.9%
Boulder, CO  80304
(Director and Officer until 9/96)

Mr. Ronald K. Holliday
22 East Oak Avenue                          128,000(2)                    1.7%
Moorestown, NJ  08057
(Director until 9/96)

Ms. Maryanne Carroll
284 Jackson Street                          645,298(3)                    9.1%
Denver, CO  80206

Mr. Pedro Valdez
252 Griggs Avenue                           135,000(4)                    1.8%
Teaneck, NJ  07666


                                       3


Mr. Tom Dean
c/o Innovative Research Assoc., Inc.
520 Madison Avenue                          175,000(5)                    2.3%
New York, NY  10022

Gerit Mulder
4720 E. Princeton Ave.                      147,500(6)                    1.9%
Englewood, CO  8011

All Officers and Directors                1,992,220
as a Group (six persons)                    (1) (2)                       26%
                                            (3) (4)
                                            (5) (6)



     (1) Includes 49,530 shares owned by Vocal Research Partners ("VRP"), a division of Redwood Capital Group, Inc. ("Redwood") and Redwood. Mr. Richard Melnick is President, director and owns approximately 90% of Redwood. For purposes of Rule 13d-3 promulgated under the Exchange Act, Redwood and Mr. Melnick are deemed to beneficially own the shares of Common Stock owned by VRP. As of February 28, 1996 this figure includes options to purchase 64,682 shares of Common Stock exercisable at $.50 per share and 25,000 shares at $1.625 per share. Also includes 91,349 shares owned by, and options to purchase 7,936 shares of Common Stock exercisable at $1.57 per share granted to Mr. Melnick's wife of which Mr. Melnick disclaims beneficial interest.

     (2) Includes an option to purchase 100,000 shares of Common Stock exercisable at $.50 per share and 25,000 shares at $.625 per share granted to Mr. Holliday.

     (3) Includes options to purchase 401,118 shares of Common Stock exercisable at $.50 per share and 25,000 shares at $.625 per share granted to Ms. Carroll.

     (4)  Includes  an  option  to  purchase   25,000  shares  of  Common  Stock
exercisable at $.625 per share.

     (5) Includes an option to purchase 100,000 shares of Common Stock exercisable at $.50 per share issued to Innovative Research Associates, Inc., a company controlled by Mr. Tom Dean and 25,000 shares at .625 per share.

     (6)  Includes  an  option  to  purchase   50,000  shares  of  Common  Stock
exercisable at $.50 per share.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

CASH COMPENSATION

     The following table discloses compensation received for the three fiscal years ended 1995, by the Company's Chief Executive Officer and the two most highly paid executive officers ("Named Executive Officers").



                                            SUMMARY COMPENSATION TABLE

Name                                  Annual Compensation              Long Term Compensation
----                                  -------------------              ----------------------

                                      Fiscal          Salary      Restricted Stock Awards (Options)
                                      Year               $                      (#)
                                      ------          -------     ---------------------------------

Richard Melnick                       1993            36,000                      -
(Former Treasurer and Secretary)      1994            36,000                  (125,000)
                                      1995            12,000                   (25,000)
                                                                               -------

Anthony Adler                         1994            55,500                   50,000
(Former President)

Maryanne Carroll                      1994            37,500                  (50,0001)
(Current President)                   1995            94,166                  (376,1182)
                                                      ------

Gerit Mulder                          1995            52,000                  147,5003
(Vice President)


COMPENSATION PURSUANT TO STOCK OPTIONS


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     There were no options exercised in the last fiscal year and based on the current stock price, the directors' and officers' unexercised options have no market value.

                                   PERFORMANCE

     The Company's stock is not actively traded, and the market price for each common share has consistently been below $1.00 for the last three fiscal years. In addition, no dividends or other distributions have been made to shareholders. The financial returns to shareholders in the preceding three fiscal years has been negligible.

------------
1 Options earned as consultant; April through September 1994 - 50,000. Options earned as President; October through February - 104,167.

2 Options earned as President are 351,118. Options earned as a director are 25,000.

3 Includes 67,500 shares earned as a consultant prior to joining the Company as Vice President and 30,000 shares awarded pursuant to his employment agreement.

     1. Dr. Mulder was entitled to receive 67,500 shares of stock as partial payment for consulting services provided between October 1994 and October 1995. This stock was issued.

     2. Dr. Mulder also received a contingent assignment of 70,000 options for shares from Richard Melnick and Maryanne Carroll. The options will vest only upon the occurrence of any one of three contingencies:

          a) Total sales of DermaRx Corporation shall exceed $3,500,000 for the calendar year of 1996.

          b) DermaRx Corporation is sold to a third party buyer for a total value of $22,000,000 or more prior to January 1, 1997 or at that time is under contract or in serious negotiation which consummates in a sale prior to March 31, 1997.

          c) DermaRx Corporation is sold to a third party buyer for a total value of $16,000,000 or more prior to January 1, 1996 or at that time is under contract or in serious negotiation which consummates in a sale prior to March 31, 1996.

     3. Dr. Mulder also received 30,000 shares as a signing bonus for entering into an employment contract with the Company on October 27, 1995.

     4. As a term of Dr. Mulder's employment contract, he will receive one option per year to purchase 50,000 shares of common stock at $.50 per share any time before December 31, 1999, for each year of the agreement, i.e., November 1, 1995 to November 1, 1997, (100,000 total shares). Options shall be considered earned on the last day of each contract year.

     5. Maryanne Carroll received shares for her participation in the debt conversion in which she converted $54,590.00 of the Company's debt in exchange for 109,180 shares at $.50 per share.

RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors will request that the shareholders ratify its selection of Paul Roberts C.P.A. as it's independent public auditor for the current fiscal year.

INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES

     The Board of Directors will request that the shareholders approve a proposal to amend it's Certificate of Incorporation to increase the number of authorized common shares of the Company from 8,000,000 to 12,000,000.

SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING TABULATION

     Vote Required: Under the Delaware Business Corporation Act, the election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the meeting and the ratification of the selection of auditors requires that the votes in favor exceed the votes against. The amendment to the Articles of Incorporation increasing the authorized shares requires a majority vote of the shares entitled to vote. Votes cast by proxy at the meeting will be tabulated by United Stock Transfer, Inc.

     Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

OTHER MATTERS

     The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     DATED: October 18, 1996.


         A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1995, CONTAINING INFORMAITON ON OPERATIONS, FILED WITH THE SECURITIES AND EXHANGE COMMISSION, IS INCLUDED IN THIS BOOKLET, BEGINNING ON THE NEXT PAGE. TO OBTAIN ADDITIONAL COPIES, PLEASE WRITE TO:

                            Connolly & Halloran, P.C.
                            1121 Broadway, Suite 202
                                Boulder, CO 80302

                                      PROXY

                               DermaRx Corporation
                              400 S. Colorado Blvd.
                                Denver, Colorado

      Proxy for Annual Meeting of Shareholders to be Held November 18, 1996
                                  Common Stock

     The undersigned hereby appoints Maryanne Carroll with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in DermaRx Corporation, at the annual meeting of shareholders to be held on November 18, 1996, and at any and all adjournments thereof:

     1.   ELECTION  OF  DIRECTORS:

  [  ]    FOR all  nominees  listed  below  (except as indicated to the contrary below) Maryanne Carroll, Pedro Valdez, Tom Dean, Peter Martin, Gerit Mulder, Judy Papen

  [  ]    WITHHOLD AUTHORITY to vote for all of the nominees listed below

          Instruction: To withhold authority to vote for any of such nominees, write the nominee's name in the space provided.

     2.     [  ]    FOR       [  ]     AGAINST         [  ]    ABSTAIN

          The proposal to approve the appointment of Paul Roberts, C.P.A. as the auditor for the Corporation for 1997.

     3.     [  ]    FOR       [  ]      AGAINST        [  ]    ABSTAIN

          The proposal to increase the authorized number of common shares of DermaRx Corporation from 8,000,000 to 12,000,000.

     4. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may property come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.

Name: _________________________                 Dated: _________________
Number of shares of Common Stock:    ________________
Executed this _____ day of _____________, 1996.


 ------------------------------------------
 (Sign as name appears on stock certificate)